Joint Filer Information

Name:	Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Deerfield Private Design Fund III, L.P.,

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Lumos Pharma, Inc. [LUMO]

Date of Event Requiring Statement:	March 18, 2020

The undersigned, Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Deerfield Private Design Fund III, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Lumos Pharma, Inc.

Signatures:

DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact